Dated 27 JUL 2010

(1) HK HUAJINYUAN SHIPPING CO., LIMITED
as Borrower

with

(2) GAO QIONGYING (高琼英)
as Shareholder

and

(3) ANDREW LIU & COMPANY LIMITED
as Lender

LOAN AGREEMENT
relating to a facility of US$3,500,000

DLA Piper Hong Kong
17/F, Edinburgh Tower,
The Landmark
15 Queen's Road
Hong Kong
Tel: (852) 21030808
Fax: (852) 28101345

2893115_4.DOC

CONTENTS

THIS AGREEMENT is made on 27 JUL 2010

BETWEEN:

(1) **HK HUAJINYUAN SHIPPING CO., LIMITED**, a company incorporated in Hong Kong (Company No. 1353598), having its registered office at Rm 907, JNJ152, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong; (the "**Borrower**");

(2) **GAO QIONGYING** (China ID no.: 350128197806221528) of Rm 907, JNJ152, 177-183 Wing Lok Street, Hong Kong; (the "**Shareholder**") and

(3) **ANDREW LIU & COMPANY LIMITED**, a company incorporated in Hong Kong (Company No. 94978), having its registered office at Suite 501, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong (the "**Lender**").

WHEREAS:

(a) The Lender has agreed, upon the terms and subject to the conditions of this Agreement, to make available to the Borrower an on demand loan facility of up to US$3,500,000.

(b) The Vessel (as defined below) has been arrested pursuant and/or in relation to the civil rulings "(2010) GHFBZ No. 33" dated 22 April 2010 and "(2010) GHFBZ No. 38" dated 30 April 2010 of the Guangzhou Maritime Court (the "**Rulings**").

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

"**Affiliate**" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"**Authorisation**" means:

(a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"**Availability Period**" means the period from and including the date of this Agreement and ending 6 months thereafter.

"**Available Facility**" means the undrawn, uncancelled balance of the Facility.

"**Business Day**" means:

(a) in relation to a day on which payment is to be made in Dollars, a day (other than a Saturday, a Sunday, or public holiday) on which banks are open for general business in Hong Kong and New York City;

(b) in relation to any other day, a day (other than a Saturday, Sunday, or a public holiday) on which banks are open for general business in Hong Kong.

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Dollar" or **"Dollars"** or **"US$"** means United States Dollar, the lawful currency for the time being of the United States of America.

"Drawdown Date" means the date, being a Business Day falling within the Availability Period, on which the Loan is advanced or deemed to be advanced to the Borrower.

"Drawdown Notice" means a notice substantially in the form of Schedule 2 (*Notices*).

"Emergency" means a condition, circumstance or situation which:

(a) adversely affects, or is likely to adversely affect, the ability of the Borrower to operate the Vessel safely or lawfully and in accordance with the standards of a Reasonable and Prudent Operator; or

(b) presents or is likely to present a physical threat to persons or property or the security, integrity or reliability of the Vessel,

and in the good faith judgment of the Borrower, requires the taking of immediate measures to prevent or mitigate such adverse or likely adverse effect or threat.

"Environmental Authorisation" means any Authorisation required at any time under Environmental Law.

"Environmental Claims" means any claim in connection with any violation of an Environmental Law or Environmental Authorisation which is likely to give rise to any material liability on the part of the Borrower.

"Environmental Incident" means any Spill:

(a) from the Vessel; or

(b) from any other vessel in circumstances where:

(i) the Vessel or the Borrower or the Manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied by the relevant authority before the date of this Agreement); and/or

(ii) the Vessel may be arrested or attached in connection with any such Environmental Claim.

"Environmental Law" means any environmental law, regulation or direction having the force of law in any jurisdiction applicable to the Borrower and/or the Vessel.

"Event of Default" any event or circumstance specified as such in Clause 18 (*Events of Default*).

"Facility" means the demand loan facility to be made available by the Lender to the Borrower under Clause 2 (*The Facility*).

"Final Repayment Date" means the date falling 24 months after the Drawdown Date.

"Finance Document" means (i) this Agreement, (ii) any Security Document, (iii) the letter of intent from the Borrower addressed to the Lender dated on or around the date hereof; and (iv) any other document designated as such by the Lender and the Borrower.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a) monies borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"GAAP" means generally accepted accounting principles in Hong Kong.

"General Assignment" means the general assignment entered into or to be entered into between the Borrower and the Lender containing, inter alia, an assignment of insurances and requisition compensation of the Vessel in such form as the Lender shall require.

"Governmental Agency" means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organization established under statute).

"Group" means the Borrower and its Subsidiaries and reference to a **"member of the Group"** shall be construed to mean any person or entity which is comprised in the Group.

"HK$" means Hong Kong dollars, the lawful currency for the time being of Hong Kong.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"**Hong Kong**" means the Hong Kong Special Administrative Region of the PRC.

"**ISM Code**" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention, including any amendments or extensions thereof and any regulations issued pursuant thereto.

"**ISPS Code**" means the International Ship and Port Facility Security Code of the International Maritime Organisation incorporated into the Safety of Life at Sea Convention, including any amendments or extensions thereof and any regulations issued pursuant thereto.

"**Loan**" means the principal amount advanced to the Borrower under this Agreement or, as the context requires, the outstanding balance thereof.

"**Loan Period**" means the period from the date of this Agreement to the date upon which all monies owing and/or payable by the Borrower to the Lender under the Finance Documents are fully paid and the Available Facility has been reduced to zero.

"**Manager**" means any manager of the vessel as designated by the Borrower and approved by the Lender at the Lender's entire discretion.

"**Market Value**" means the fair market value of the Vessel, with or without charterparty, determined by reference to the then current Valuation Certificate.

"**MARPOL**" means the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997), including any amendments or extensions thereof and any regulations issued pursuant thereto.

"**Material Adverse Effect**" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or (b) the Market Value of the Vessel; or (c) the ability of any of the Obligors to perform its or his obligations under the Finance Documents; or (d) the validity or enforceability of any of the Finance Documents; or (e) the rights or remedies of the Lender under any of the Finance Documents.

"**Mortgage**" means the first preferred Panamanian ship mortgage of the Vessel executed or to be executed by the Borrower in favour of the Lender, in such form as the Lender shall require.

"**Obligors**" means:

(a) the Borrower;

(b) the Shareholder; and

(c) any person who has entered into any Security Document (other than the Lender),

and "**Obligor**" means each of them.

"**Outstanding Indebtedness**" means all indebtedness, liabilities and obligations of the Borrower owing and/or payable to the Lender under or in connection with any and all of the Finance Documents.

"Party" means a party to this Agreement.

"Perfection Requirements" means:

(a) registration with the Public Registry of Panama of the Mortgage; and

(b) registration with the Hong Kong Companies Registry of the relevant Security Documents,

so as to ensure the priority, validity and enforceability of the Security Interest created under such Security Documents.

"Permitted Security Interest" means:

(a) any netting or set-off arrangement entered into by the Borrower or any other Obligor or any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(b) any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(c) any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(d) any Security Interest arising under any Finance Document; or

(e) any Security Interest created with the prior written consent of the Lender.

"Pollutant" means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

"PRC" means the mainland of the People's Republic of China (excluding Hong Kong, the Macau Special Administrative Region and Taiwan).

"Reasonable and Prudent Operator" means a person seeking, in good faith, to perform its contractual obligations and, in so doing and in the general conduct of its undertaking, exercising that degree or skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator complying with applicable law engaged in the same type of undertaking in the same or similar circumstances and conditions.

"Security Documents" means:

(a) the Mortgage;

(b) the General Assignment; and

(c) any other document at any time entered into by any person creating a Security Interest in favour of the Lender as security for the Outstanding Indebtedness.

"Security Interest" means any mortgage, charge, pledge, lien, hypothecation, assignment or other encumbrance securing or conferring any priority of payment in respect of any obligation of any person or any other agreement or arrangement having a similar effect.

"Subsidiary" means in relation to any company or corporation, a company or corporation:

(a) which is controlled, directly or indirectly, by the first-mentioned company or corporation; or

(b) more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c) which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"Spill" means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Trading Certificates" means such certificates as may be issued by and required from any applicable body or authority to permit the Vessel to carry on her trade legally and validly, and subject to the indemnity of her insurances, which certificates shall include, but shall not be limited to, those certificates issued to the Vessel by any classification society and comprising particularly, hull and machinery, international load line, international ship security, cargo ship safety construction, cargo ship safety equipment, cargo ship safety radio telegraphy, international air pollution prevention and international oil pollution prevention certificates, a document of compliance and safety management certificate issued pursuant to the ISM Code and (if sailing to any place under the jurisdiction of the United States of America or through the waters of the U.S. exclusive economic zone) a certificate of financial responsibility.

"Unpaid Sum" means any sum due and payable but unpaid by any Obligor under any of the Finance Documents.

"Valuation Certificate" means the valuation and appraisal certificate certifying the Market Value of the Vessel which is either (i) provided by the Borrower and prepared by an independent reputable marine valuer or broker acceptable to the Lender; or (ii) obtained by the Lender (at the expense of the Borrower) from an independent reputable marine valuer or broker appointed by the Lender, which valuation shall be binding on the Borrower for the purposes of this Agreement.

"Vessel" means the bulk carrier "Hua Jin Yuan" (IMO No. 7420285) registered under the laws and flag of the Republic of Panama of the following approximate dimensions and tonnages:

Length:	214.11 meters
Breadth:	32.55 meters
Depth:	19.81 meters
Gross Tons:	39,242

Net Tons: 22,946

having International Call sign 3FSP and more particularly described in the Navigation Patente Number 41137-10 of Panama and includes any share or interest in that vessel and her engines, machinery, boats, tackle, outfit, spare gear, fuel, freight, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired and also any and all additions, improvements, and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid.

1.2 Construction

(a) Unless a contrary indication appears, any reference in this Agreement to:

(i) the "**Lender**", the "**Borrower**", the "**Shareholder**", any "**Obligor**", or any "**Party**" shall be construed so as to include its or his successors in title, permitted assigns and permitted transferees;

(ii) "**assets**" includes present and future properties, revenues and rights of every description;

(iii) a "**Finance Document**" or any other agreement or instrument is a reference to that Finance Document or such other agreement or instrument as amended, supplemented or novated;

(iv) "**indebtedness**" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent, secured or unsecured;

(v) a "**month**" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(01) subject to paragraph (03) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(02) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

(vi) a "**person**" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vii) a "**regulation**" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii) a provision of law is a reference to that provision as amended or re-enacted;

(ix) unless otherwise stated, a time of day is a reference to Hong Kong time;

(x) the plural includes the singular and vice versa; and

(xi) a gender includes every gender.

(b) Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3 Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2. THE FACILITY

The Facility

Subject to the terms and conditions of this Agreement, the Lender makes available to the Borrower an on demand loan facility in the principal amount of up to US$3,500,000.

3. PURPOSE

3.1 Purpose

The Facility is to finance the general corporate and working capital requirements of the Borrower.

3.2 Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4. CONDITIONS PRECEDENT

4.1 Conditions Precedent

The obligation of the Lender to make the Loan available is subject to the conditions that on or before the date of the Drawdown Notice, the Lender shall have received all of the documents and other evidence listed in Schedule 1 (*Conditions Precedent*) each in form and substance satisfactory to the Lender.

4.2 Further Conditions

The obligation of the Lender to make the Loan available is subject to the further conditions that on the date of the Drawdown Notice and on the proposed Drawdown Date:

(a) the representations and warranties in Clause 14 *(Representations)* are true and correct by reference to the facts and circumstances existing on that date;

(b) no Default has occurred and is continuing, or will occur as a result of the making of the Loan; and

(c) the Lender has received and found satisfactory such additional information, legal opinions and/or other documents (if any) relevant in the context of or relating to any Finance Document or the transactions contemplated thereby as the Lender may reasonably request as a result of circumstances which have arisen or come to its attention since the signing of this Agreement.

4.3 Waiver

The conditions precedent set out in this Clause 4 are for the sole benefit of the Lender and may be waived by the Lender in whole or in part and with or without conditions by the Lender at any time without prejudicing the right of the Lender to require fulfilment of such conditions in whole or in part at any time thereafter.

4.4 Cancellation after Availability Period

Any part of the Facility which is not drawn on the Drawdown Date or remains undrawn by the end of the Availability Period shall at that time be automatically cancelled and the Facility shall at that time be reduced to zero.

5. DRAWDOWN

5.1 Delivery of Drawdown Notice

The Borrower may draw down the Facility by a single advance by delivery to the Lender of a duly completed Drawdown Notice not later than 11:00 a.m. on the 3rd Business Day before the proposed Drawdown Date (or such shorter period as the Lender may agree).

5.2 Completion of Drawdown Notice

The Drawdown Notice is irrevocable and will not be regarded as having been duly completed unless:

(a) the proposed Drawdown Date is a Business Day within the Availability Period;

(b) the amount of the proposed advance has been specified and does not exceed the Available Facility; and

(c) it has been signed by an authorised signatory of the Borrower.

5.3 Drawdown

Drawdown shall be effected by the Lender depositing the Loan into the Borrower's account designated in the Drawdown Notice.

6. REPAYMENT

6.1 Repayment

(a) Notwithstanding anything to the contrary, the Lender may upon demand at any time (and, for the avoidance of doubt, before the Final Repayment Date) (i) require the Borrower to repay the Loan and all other amounts owing/payable by the Borrower to the Lender under this Agreement and/or (ii) cancel or suspend any commitment to lend by the Lender under this Agreement (a "**demand**");

(b) the Borrower shall repay the Loan upon the earlier of (a) a demand or (b) the Final Repayment Date.

6.2 Reborrowing

The Borrower may not reborrow any part of the Loan which is repaid.

7. PREPAYMENT AND CANCELLATION

7.1 Illegality

If at any time the Lender determines that it is or will become unlawful in any applicable jurisdiction for it to allow all or part of the Facility to remain outstanding, to make, fund or allow the Loan to be outstanding, to perform any of its obligations as contemplated by this Agreement and/or to charge or receive interest at the rate(s) payable pursuant to this Agreement, upon the Lender so notifying the Borrower:

(a) the Facility shall be cancelled, without premium or penalty; and

(b) the Borrower shall prepay the Loan on demand on or before such date as the Lender shall certify to be necessary to comply with the relevant law or directive, together with all accrued interest thereon and any other sum then due to the Lender under this Agreement.

8. INTEREST

8.1 Calculation of Interest

(a) The Loan shall be at such interest rate payable on such day or days as indicated to the Borrower by the Lender from time to time.

(b) An interest period for the Loan which would otherwise extend beyond the Final Repayment Date shall end on such Final Repayment Date and interest shall be adjusted accordingly.

8.2 Payment of Interest

The Borrower shall pay accrued interest on the Loan on such day or days upon demand at any time (and for the avoidance of doubt, before the Final Repayment Date) by the Lender.

8.3 Default Interest

If the Borrower or any other Obligor fails to pay any amount payable by it or him under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is determined by the Lender to be 2.5% per annum. Interest accrued on any overdue amount shall be payable on demand by the Lender made at any time and any such interest not paid on demand shall be added to the overdue sum and itself bear interest accordingly.

8.4 Administrative Fee

Notwithstanding and without prejudice to Clause 8.3 (*Default Interest*), if the Borrower fails to repay to the Lender any principal instalment due or interest on the Loan upon demand by the Lender, the Borrower shall pay to the Lender in addition, on such day or days as the Lender may specify, an administrative fee of Hong Kong Dollars five hundred (HK$500).

8.5 Capitalisation of Overdue Interest

If any interest is not paid when due, the Lender may, but shall not be obliged, to capitalise any such due and unpaid interest and if the Lender so elects, all such overdue interest shall form part of the Loan and itself bear interest accordingly.

9. TAX GROSS UP AND INDEMNITIES

9.1 Definitions

(a) In this Clause 9:

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means an increased payment made by an Obligor to the Lender under Clause 9.2 (*Tax Gross-Up*) or a payment under Clause 9.3 (*Tax Indemnity*).

(b) Unless a contrary indication appears, in this Clause 9 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

9.2 Tax Gross-Up

(a) All payments to be made by an Obligor to the Lender under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

(b) An Obligor shall promptly upon becoming aware that it or he must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

9.3 Tax Indemnity

Without prejudice to Clause 9.2 (*Tax Gross-Up*), if the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, within three Business Days of demand of the Lender, promptly indemnify the Lender against such loss or liability together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 9.3 shall not apply to:

(a) any Tax imposed on and calculated by reference to the net income actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which the Lender is incorporated; or

(b) any Tax imposed on and calculated by reference to the net income of the Lender actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable).

9.4 Tax Credit

If an Obligor makes a Tax Payment and the Lender determines at its sole discretion that:

(a) a Tax Credit is attributable to that Tax Payment; and

(b) the Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

9.5 Stamp Taxes

The Borrower shall (a) pay and, (b) within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10. INCREASED COSTS

10.1 Increased Costs

(a) Subject to Clause 10.2 (*Exceptions*), the Borrower shall, within three Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms "law" and "regulation" in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b) In this Clause 10:

"Increased Costs" means:

(i) a reduction in the rate of return from the Facility or on the Lender's (or its Affiliate's) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender);

(ii) an additional or increased cost; or

(iii) a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into the Facility or funding or performing its obligations under any Finance Document.

"Tax Deduction" has the same meaning given to it in Clause 9.1 (*Definitions*).

10.2 Exceptions

Clause 10.1 (*Increased Costs*) does not apply to the extent any Increased Cost is:

(a) attributable to a Tax Deduction required by law to be made by an Obligor;

(b) compensated for by Clause 9.3 (*Tax Indemnity*) (or would have been compensated for under Clause 9.3 (*Tax Indemnity*) but was not so compensated solely because the exclusion in paragraph (a) of Clause 9.3 (*Tax Indemnity*) applied); or

(c) attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

11. OTHER INDEMNITIES

11.1 Currency Indemnity

(a) If any sum due from an Obligor under the Finance Documents (a "**Sum**"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "**First Currency**") in which that Sum is payable into another currency (the "**Second Currency**") for the purpose of:

(i) making or filing a claim or proof against that Obligor; or

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Lender to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (01) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (02) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it or he may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

11.2 Other Indemnities

The Borrower shall (and shall procure that any other Obligor will), within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a) the occurrence of any Default;

(b) any information produced or provided by any of the Obligors being or being alleged to be misleading or deceptive in any respect;

(c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d) a failure by an Obligor to pay any amount due under a Finance Document on its due date; or

(e) funding, or making arrangements to fund an advance requested by the Borrower but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone).

11.3 Indemnity to the Lender

The Borrower shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a) investigating any event which it reasonably believes is a Default; or

(b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

12. MITIGATION BY THE LENDER

12.1 Mitigation

(a) The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (*Illegality*), Clause 9 (*Tax Gross Up and Indemnities*) or Clause 10 (*Increased Costs*) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate.

(b) Paragraph (a) above does not in any way limit the obligations of the Borrower or any other Obligor under the Finance Documents.

12.2 Limitation of Liability

(a) The Borrower shall indemnify the Lender for all costs and expenses incurred by it as a result of steps taken by it under Clause 12.1 (*Mitigation*).

(b) The Lender is not obliged to take any steps under Clause 12.1 (*Mitigation*) if, in the opinion of the Lender, to do so might be prejudicial to it.

13. FEES AND EXPENSES

13.1 Transaction Expenses

The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including but not limited to legal fees, communications, and other out of pocket expenses) incurred by it on a full indemnity basis in connection with the negotiation, preparation and execution of:

(a) this Agreement and any other documents referred to in this Agreement; and

(b) any other Finance Documents executed after the date of this Agreement.

13.2 Amendment Costs

If the Borrower requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including but not limited to legal fees, communications, and other out of pocket expenses) incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

13.3 Enforcement Costs

The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including but not limited to legal fees, communications, and other out of pocket expenses) on a full indemnity basis incurred by the Lender in connection with the enforcement of or attempted enforcement of, or the preservation of any rights under, any Finance Document.

14. REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 14 to the Lender on the date of this Agreement.

14.1 Status

(a) The Borrower, being a corporate body, is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) Each Obligor has the power to own its or his assets and carry on its or his business as it is being conducted.

14.2 Binding Obligations

The obligations expressed to be assumed by each Obligor in each Finance Document to which it or he is a party are legal, valid, binding and enforceable obligations.

14.3 Non-Conflict with Other Obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents to which such Obligor is a party do not and will not conflict with:

(a) any law or regulation applicable to such Obligor;

(b) if applicable, its constitutional documents; or

(c) any agreement or instrument binding upon such Obligor or any of its or his assets.

14.4 Power and Authority

Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its or his entry into, performance and delivery of, the Finance Documents to which it or he is a party and the transactions contemplated thereby.

14.5 Validity and Admissibility In Evidence

All Authorisations required or desirable:

(a) to enable an Obligor lawfully to enter into, exercise its or his rights and comply with its or his obligations in the Finance Documents to which it or he is a party;

(b) to ensure that the obligations expressed to be assumed by each Obligor in the Finance Documents to which it or he is a party are valid, legally binding and enforceable and

the ranking and priority of the Security Interests expressed in each Security Document are legal, valid and effective;

(c) to make the Finance Documents to which each Obligor is a party admissible in evidence in its jurisdiction of incorporation or his place of residence; and

(d) for an Obligor to carry on its or his business, and which are material; and

have been obtained or effected and are in full force and effect.

14.6 No Immunity

Each Obligor is generally subject to civil and commercial law and to legal proceedings and neither it or he nor any of its or his assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

14.7 Governing Law

(a) The choice of English law as the governing law of the Finance Documents (other than the Mortgage), and the choice of Panamanian law as the governing law for the Mortgage will be recognised and enforced in the jurisdiction of incorporation of the Borrower.

(b) Any judgment obtained in England and/or Panama in relation to a Finance Document will be recognised and enforced in the jurisdiction of incorporation of the Borrower.

14.8 Deduction of Tax

It is not required under the law applicable to where an Obligor is incorporated or resident or at its or his address specified in the Finance Documents to make any deduction for or on account of Tax from any payment it or he may make under any Finance Document.

14.9 No Filing or Stamp Taxes

Under the law of the jurisdiction of incorporation or place of residence, as the case may be, of each Obligor, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated thereby, except for the Perfection Requirements.

14.10 No Default

(a) No Event of Default is continuing or might reasonably be expected to result from the advance of the Loan.

(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on an Obligor or to which its or his assets are subject which might have a Material Adverse Effect.

14.11 No Misleading Information

(a) Any factual information provided by an Obligor was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b) Any financial projections provided by an Obligor have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) Nothing has occurred and no information has been given or withheld that results in the information provided by an Obligor being untrue or misleading in any material respect.

14.12 Pari Passu Ranking

The payment obligations of each Obligor under the Finance Documents to which it or he is a party rank at least *pari passu* with the claims of all its or his other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

14.13 No Proceedings Pending or Threatened

Save and except the Rulings, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including any Environmental Claims) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has (to the best of its or his knowledge and belief) been started or threatened against any Obligor or the Vessel.

14.14 Authorised Signatures

Any person specified as the authorised signatory of the Borrower under Schedule 1 (*Conditions Precedent*) or paragraph (d) of Clause 15.3 (*Information: Miscellaneous*) is authorised to sign a Drawdown Notice and other notices on its behalf.

14.15 No Place of Business in United Kingdom

No Obligor has a place of business in the United Kingdom.

14.16 Shareholder

The Shareholder is the legal and beneficial owners of 10,000 shares in the issued share capital of the Borrower which constitute the Borrower's entire issued share capital.

14.17 Environmental Authorisations

All records, reports, returns, registrations and information necessary for compliance with any applicable Environmental Law or any Enviornmental Authorisations have been made or given to the relevant competent authority in accordance with the requirements thereof.

14.18 Environmental Provisions

All applicable Environmental Laws and Environmental Authorisations relating to the Vessel and their operation and management have been complied with in all material respects and no

Envornomental Claim has been made or threatened against the Borrower in connection with the Vessel and no Environmental Incident has occurred.

14.19 Tax Compliance

Each Obligor has complied in all material respects with all Tax laws and regulations applicable to it/him and its/his business.

14.20 Title

The Borrower has good and marketable title to the charged assets subject to the security created by it pursuant to the relevant Finance Documents, free from all Security Interests (other than Permitted Security Interests).

14.21 Additional Representations

The represenations and warranties contained in each Security Document will be true as at the date of execution and delivery of such Security Document by reference to the facts and circumstances then existing.

14.22 Repetition

The representations and warranties in this Clause 14 are deemed to be made and repeated by the Borrower throughout the Loan Period by reference to the facts and circumstances then existing.

15. INFORMATION UNDERTAKINGS

The undertakings in this Clause 15 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any part of the Facility is available for drawing.

15.1 Financial Statements

The Borrower shall supply to the Lender as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited financial statements for that financial year.

15.2 Requirements as to Financial Statements

(a) Each set of financial statements delivered pursuant to Clause 15.1 (*Financial Statements*) shall be certified by a director of the Borrower as fairly representing its financial condition as at the date at which those financial statements were drawn up.

(b) The Borrower shall procure that each set of its financial statements delivered pursuant to Clause 15.1 (*Financial Statements*) was prepared using GAAP.

15.3 Information: Miscellaneous

The Borrower shall supply to the Lender:

(a) all documents despatched by any Obligor to its shareholders (if applicable) (or any class of them) or its creditors generally at the same time as they are despatched;

(b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or affecting the Vessel, and which might, if adversely determined, have a Material Adverse Effect;

(c) promptly, such further information regarding the financial condition, business and operations of any Obligor as the Lender may reasonably request;

(d) promptly, notice of any change in authorised signatories of the Borrower signed by a director or company secretary of the Borrower accompanied by specimen signatures of any new authorised signatories; and

(e) promptly, notice of any change in the directors or senior management personnel of the Borrower.

15.4 Notification of Default

(a) Each of the Borrower and the Shareholder shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless it or he is aware that a notification has already been provided to the Lender under this paragraph (a)).

(b) Promptly upon a request by the Lender, each of the Borrower and the Shareholder shall supply to the Lender a certificate signed by any of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

15.5 Environmental

The Borrower shall promptly notify the Lender of:

(a) any Environmental Claim;

(b) any material inspections, investigations, studies, audits, tests, reviews and other analysis carried out by it or on its behalf (but excluding any routine inspection) in relation to any environmental matters; and

(c) details of any material non-compliance by it with any applicable Environmental Law or applicable Environmental Authorisation or any suspension, revocation or modification of any Environmental Authorisation and shall set out the action it intends to take with respect to those matters,

in relation to the Vessel.

16. GENERAL UNDERTAKINGS

The undertakings in this Clause 16 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any part of the Facility is available for drawing.

16.1 Authorisations

Each Obligor shall promptly:

(a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b) supply certified copies to the Lender of,

any Authorisation required:

(i) to enable it or him to perform its or his obligations under the Finance Documents to which it or he is a party;

(ii) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or his place of residence, as the case may be, of any Finance Document;

(iii) for it or him to carry on its or his business, and which is material; and

(iv) for the legality and validity of the ownership, chartering or management of the Vessel.

16.2 Perfection Requirements

The Borrower shall ensure that all the Perfection Requirements will be duly completed within the time limit prescribed by the applicable law.

16.3 Compliance with Laws

Each Obligor shall comply in all respects with all laws to which it or he may be subject.

16.4 Negative Pledge

(a) The Borrower shall not create or permit to subsist any Security Interest over any of its assets except with the prior written consent of the Lender.

(b) The Borrower shall not, without the prior written consent of the Lender:

   (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by another Obligor; or

   (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; or

   (iii) enter into or permit to subsist any title retention arrangement; or

   (iv) enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

   (v) enter into or permit to subsist any other preferential arrangement having a similar effect,

   in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c) Paragraph (a) above does not apply to any Permitted Security Interest.

16.5 Disposals

The Borrower shall not, without the prior written consent of the Lender, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any of its assets.

16.6 Merger

(a) The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

(b) Paragraph (a) above does not apply to:

(i) any solvent restructuring, consolidation or reorganisation with any of its Subsidiaries or related companies with prior written notice to the Lender; or

(ii) any amalgamation, demerger, merger or corporate reconstruction which would not have a Material Adverse Effect.

16.7 No Other Business

The Borrower shall not carry on or engage in any business or activity other than those of owner, operator, charterer or manager of an ocean-going vessel and activities incidental thereto.

16.8 No Financial Indebtedness

The Borrower shall not incur or permit to subsist any Financial Indebtedness other than (a) those incurred under the Facility or (b) loans advanced by any of its shareholders and subordinated to the Lender.

16.9 Distribution to Shareholders

The Borrower shall not, without the prior written consent of the Lender, make any payment to its shareholder or shareholders, whether by way of dividend, interest, return on capital, loan repayment or otherwise.

16.10 Loan and Guarantee

The Borrower shall not:

(a) make any loan or advance or grant any credit to any person except in its ordinary course of business relating to the operation of the Vessel; or

(b) guarantee or in any other manner be or become liable directly or indirectly or contingently liable for any obligation of any person,

unless with the prior written consent of the Lender.

16.11 No Other Vessel

The Borrower shall not acquire or own any vessel or other assets other than the Vessel unless with the prior consent of the Lender.

16.12 Maintenance of Ownership Structure

Each of the Shareholder and Borrower shall procure that, unless with the prior written consent of the Lender, there shall not be any change to ownership structure (whether legal or beneficial) of the Borrower from that existing at the date of this Agreement and disclosed in writing to the Lender prior to the date of this Agreement.

16.13 Shareholding

The Shareholder shall at all times during the Loan Period:

(1) unless with the prior written consent of the Lender, maintain a shareholding interest (direct or indirect) of not less than 100% in the issued share capital of, and an effective management control over, the Borrower; and

(2) maintain an effective management control over its affairs.

16.14 Constitutional Documents

Each of the Borrower and the Shareholder will procure that no material amendment or supplement is made to its constitutional documents which would have a Material Adverse Effect.

16.15 Interest Rate Swap

The Borrower agrees that at any time during the Loan Period if the Borrower wishes to enter into any interest rate swap with respect to the Facility or the Outstanding Indebtedness (or any part thereof), the Lender shall have the first right of refusal to provide or procure such interest rate swap products to the Borrower.

17. VESSEL UNDERTAKINGS

The undertakings in this Clause 17 remain in force for so long as any amount is outstanding under the Finance Documents or any Available Facility is outstanding.

17.1 Vessel Status

The Borrower shall ensure that the Vessel is at all times:

(a) in the absolute and unencumbered ownership of the Borrower and registered in the name of the Borrower at the Public Registry of the Republic of Panama and under the laws and flag of the Republic of Panama, subject only to the Mortgage of the Vessel;

(b) operationally seaworthy and in every way fit for service;

(c) classed and insured in accordance with the provisions of the Mortgage and the General Assignment and in possession of all necessary Trading Certificates free from outstanding recommendations; and

(d) subject to a Safety Management System which complies with the ISM Code and in possession of a valid Safety Management Certificate and operated by the Manager

in possession of a Document of Compliance in compliance with the IMO requirements (such terms as defined in the Guidelines on application of the ISM Code issued by the International Chamber of Shipping and International Shipping Federation) and in possession of a valid International Ship Security (ISS) Certificate under the ISPS Code and a valid International Air Pollution Prevention Certificate (IAPPC) under Annex VI (Regulations for the Prevention of Air Pollution from Ships) of MARPOL.

17.2 Compliance with Laws

The Borrower shall comply in all respects with all requirements, rules and regulations set out in the ISM Code, the ISPS Code, the MARPOL and all other laws and regulations (including all Environmental Laws and Environmental Authorisations), all licences, consents and authorisations necessary to permit the proper and lawful operation of the Vessel applicable to the jurisdictions of trade of the Vessel and ensure that each such licence, consent and authorisation has been validly obtained.

17.3 Manager

The Borrower shall not permit any company other than the Manager to manage or service the Vessel unless such other company is a first class ship management company appointed with the prior written consent of the Lender and provided always that the Manager or such other company shall be in possession of a valid and appropriate Document of Compliance under the ISM Code.

17.4 Flag

During the Loan Period the Borrower shall not change the flag or registry of the Vessel without the prior written consent of the Lender.

17.5 Negative Pledge and Indebtedness

The Borrower shall not create or permit to subsist any Security Interest over the Vessel or any part thereof, except:

(a) liens for Taxes not delinquent or being contested in good faith;

(b) liens for current crew's wages in the ordinary course of trading and liens for salvage;

(c) any ship repairer's or outfitter's possessory lien which is consented to by the Lender;

(d) the Security Interest created under any of the Security Documents; and

(e) other liens created in its ordinary course of business.

17.6 Information

The Borrower shall supply to the Lender:

(a) promptly, all such information as the Lender shall reasonably require regarding the Vessel, her compliance with the ISM Code and the ISPS Code and the MARPOL requirements, her employment, position and engagements, particulars of all towages and salvages, and contracts of her employment or otherwise howsoever concerning the Vessel;

(b) promptly, copies of any notice of default, termination, material dispute or claim (including material claims in respect of the vessel performance warranties in any charterparty) made against the Borrower and received by it or in respect of which the Borrower is otherwise aware under any charterparty to which it is a party or affecting the Vessel together with details of any action it proposes to take in relation to the same;

(c) in the event of the Vessel trading to the United States of America, evidence that it has procured for that Vessel a Certificate of Financial Responsibility if required in order to comply with the requirements of U.S. law;

(d) details of the occurrence of any Emergency;

(e) promptly following the receipt thereof, copies of each formal notice given to the Borrower by a charterer under a charterparty;

(f) promptly details of any proposed amendment or modification or any proposed waiver to be granted under any chaterparty;

(g) on request, the current status of the employment of the Vessel; and

(h) on request, update information about any contract for the use or employment of the Vessel, including but not limited to the charterer, charterhire, and charter period.

17.7 Insurances

The Borrower shall furnish the Lender with all information regarding all insurances on or in respect of the Vessel and copies of all policies, cover notes and all other contracts of insurance which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever in connection with the Vessel so that the Lender is at all times able to determine whether the Vessel has been adequately insured as provided for in this Agreement and the General Assignment.

17.8 Vessel's Accounts

The Borrower shall, upon request of the Lender, provide the Lender with copies of the Vessel's operating accounts, movement reports, cash flow positions and all documents concerning the employment, earnings, operation and maintenance of the Vessel.

17.9 International Ship Security Certificate

The Borrower shall ensure that the Vessel shall be issued with an International Ship Security (ISS) Certificate (pursuant to the ISPS Code) and that such certificate shall remain valid throughout the Loan Period.

17.10 Notification

The Borrower shall promptly, upon its becoming aware of the same, notify the Lender of:

(a) any actual or threatened withdrawal of the Vessel's Safety Management Certificate or the Manager's Document of Compliance;

(b) the occurrence of any accident or major non-conformity involving or relating to the Vessel (such term as defined in the Guidelines on application of the ISM Code

issued by the International Chamber of Shipping and International Shipping Federation); and

(c) any issue to it or the Manager of a Document of Compliance and to the Vessel of a Safety Management Certificate or the receipt by it or the Manager of notification that its application for the same has been refused.

17.11 Transfer of Registry

If the Lender reasonably believes that the Security Interest constituted by any of the Security Documents might be prejudiced or that the interest of the Lender under any of the Finance Documents might be adversely affected, the Borrower shall, upon demand by the Lender and at the expense of the Borrower, transfer the Vessel from the Panamanian Shipping Registry to such other registry as the Lender and the Borrower may agree, or failing agreement, such registry as the Lender may nominate and subject to a new mortgage and other documents or instruments in favour of the Lender and in such form as the Lender shall require.

17.12 Organisation and Personnel

The Borrower shall at all times maintain organisation and personnel which are in the opinion of the Lender adequate to provide sufficient management, agency, financial, secretarial and other services for the Vessel and permit the Lender and its authorised representatives at any time during normal business hours to inspect its books of account and records and shall cause its employees to give their full cooperation and assistance to the Lender in respect of the inspection.

17.13 Security Coverage

(a) The Borrower undertakes with the Lender that if at any time during the Loan Period the Market Value of the Vessel is less than 100% of the Loan (the "**Security-to-Loan Ratio**"), the Borrower shall forthwith upon the Lender's demand and in any event within 3 Business Days after such demand (or such longer period as the Lender may allow) either:

(i) provide the Lender with or procure the provision to the Lender of such cash deposits, securities or other assets (the "**Additional Security**") as are acceptable to the Lender as additional security; or

(ii) prepay such part of the Loan, without premium or penalty,

so as to ensure that, at any time during the Loan Period, the aggregate of (01) the Market Value of the Vessel and (02) the market value of the Additional Security, shall always be not less than the Security-to-Loan Ratio at any relevant time. The Additional Security provided to the Lender shall take such form and be constituted by such document or instrument as the Lender may in its absolute discretion require.

(b) For the purpose of this Clause 17.13, the Borrower shall, at its own cost, provide to the Lender once each year and at such other times as the Lender may request, a Valuation Certificate failing which, the Lender shall be entitled, at the expense of the Borrower, to obtain a Valuation Certificate to determine if the Security-to-Loan Ratio is complied with.

(c) For the purpose of this Clause 17.13, (i) the Market Value of the Vessel on any relevant date shall be determined by reference to the latest available Valuation

Certificate; and (ii) the market value of any assets comprising of the Additional Security shall be determined by reference to a valuation acceptable to the Lender in its absolute discretion.

(d) The Borrower undertakes and agrees, at its own cost and expense, to do, execute and deliver, or procure to be done, executed and delivered all such acts and other documents in such manner, form and substance as may be necessary or desirable for constituting or perfecting the security provided or to be provided to the Lender pursuant to this Clause 17.13.

17.14 Insurance

The Borrower further covenants with the Lender and undertakes:

(a) To insure and keep the Vessel insured free of cost and expense to the Lender and in the sole name of the Borrower or, if so required by the Lender, in the joint names of the Borrower and the Lender (but without liability on the part of the Lender for premiums or calls):

(i) against hull and machinery risks, third party liabilities, fire and other usual marine risks (including excess risks always at highest level generally available in the market) and war risks, on an agreed value basis, in such amounts (but not in any event less than one hundred and ten per cent. (110%) of the Loan) and upon such terms as shall from time to time be approved in writing by the Lender;

(ii) if the Vessel shall, with the prior written approval of the Lender, at any time enter waters under the jurisdiction of the United States of America and/or the Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990) or any other jurisdiction which has a similar legislation, against oil pollution liability risks in excess of the cover for oil pollution liability risks, which shall include, without limitation Mortgagee Interest Insurance (MII) cover for not less than one hundred and ten per cent. (110%) of the Loan outstanding upon such terms as shall from time to time be approved in writing by the Lender;

(iii) if the Lender shall require or if the Vessel shall, with the prior written approval of the Lender, at any time enter waters under the jurisdiction of the United States of America and/or the Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990) or any other jurisdiction which has a similar legislation, against the possible consequences of pollution due to, without limitation, oil or any other substance involving the Vessel including, without limitation, the risk of expropriation or sequestration of the Vessel or the imposition of a lien or encumbrance of any kind having priority over the Mortgage (MII Additional Perils) upon such terms as shall from time to time be approved in writing by the Lender; and

(iv) against such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Vessel including loss of hire insurance and upon such terms as shall from time to time be approved by the Lender;

and to pay the Lender the cost (as conclusively certified by the Lender) of a mortgagee's interest insurance if and when effected by the Lender in respect of the Vessel in an amount not less than one hundred and ten per cent. (110%) of the Loan

outstanding (or such lesser amount as may be agreed by the Lender) and upon such terms as shall from time to time be selected by the Lender;

(b) To effect the insurances aforesaid in Dollars and through the insurers and with such other insurance companies and/or insurance brokers and/or underwriters as shall from time to time be approved in writing by the Lender; provided however that the war risks insurances may be effected by the entry of the Vessel with such war risks as shall from time to time be approved in writing by the Lender;

(c) If any of the insurances referred to in Clause 17.14(a)(i) form part of a fleet cover, to procure that the insurers shall undertake to the Lender that they shall neither set-off against any claims in respect of the Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances without the written consent of the Lender, and shall undertake to issue a separate policy in respect of the Vessel if and when requested by the Lender;

(d) Punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce upon request in writing by the Lender, all relevant receipts or other evidence of payment;

(e) To renew the insurances at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Lender of the names of the Insurers and/or the war risks proposed to be employed by such Borrower for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Lender pursuant to this Clause 17.14, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Insurers and/or to the approved war risks at least ten (10) days before the relevant policies, contracts or entries expire, and that the Insurers and/or the approved war risks will at least seven (7) days before such expiry (or within such shorter period as the Lender may from time to time agree) confirm in writing to the Lender as and when such renewals have been effected in accordance with the instructions so given;

(f) To arrange for the execution of such guarantees or indemnities as may from time to time be required by any war risks association;

(g) To deliver all slips, premium receipts, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in Clause 17.14(a)as are effected through the Insurers to the order of the Lender and procure that the interest of the Lender shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the insurances have been assigned to the Lender, by means of a notice of assignment (signed by the Borrower) in the forms annexed to the General Assignment or in such other form as may from time to time be agreed in writing by the Lender, and that the Lender shall be furnished with the originals or certified copies thereof and a letter or letters of undertaking from the Insurers in such form as shall from time to time be required by the Lender;

(h) To procure that any war risks associations in which the Vessel is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Lender with a certificate of entry or policy and a

letter or letters of undertaking in such form as may from time to time be reasonably required by the Lender;

(i) If so requested by the Lender but at the cost of the Borrower, to furnish the Lender from time to time, with a detailed report signed by an independent firm of marine insurance brokers appointed by the Lender dealing with the insurances maintained on the Vessel and stating the opinion of such firm as to the adequacy thereof and procure that there is delivered to such broker any and all such information in relation to such insurances as such broker may require;

(j) To do all things necessary and provide all material documents, evidence and information to enable the Lender to collect or recover any moneys which shall at any time become due in respect of the insurances;

(k) Not (except with the prior approval of the Lender) to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid (including any warranties express or implied therein) without first obtaining the consent of the Insurers to such employment and complying with such requirements as to extra premium or otherwise as the Insurers may prescribe;

(l) To apply all sums receivable under the insurances which are paid to the Borrower in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect whereof the insurance moneys shall have been received; and

(m) Not to make, do, consent or agree to any act or omission which would or might render any instrument of insurance invalid, void, voidable or unenforceable or render any sum paid thereunder repayable in whole or in part;

PROVIDED ALWAYS THAT the Lender shall be entitled to review the requirements of this Clause 17.14 from time to time in order to take account of significant changes in circumstances after the date of this Agreement (such changes in circumstances to include, without limitation, changes in the availability or the cost of insurance coverage). The Lender may notify the Borrower in writing from time to time of any proposed modification to the requirements of this Clause 17.14 which it deems appropriate in the circumstances. Such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 17.14 and shall bind the Borrower accordingly.

18. EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 18 (other than Clause 18.16 (*Acceleration*)) is an Event of Default.

18.1 Non-Payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless:

(a) its failure to pay is caused by administrative or technical error in the banking system for transmitting the funds; and

(b) payment is made within 3 Business Days of its due date.

18.2 Other Obligations

(a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.1 (*Non-Payment*)).

(b) No Event of Default under paragraph (a) above will occur if the failure to comply is, in the reasonable opinion of the Lender, capable of remedy and is remedied within 10 Business Days from the Lender giving notice to the Borrower or, if earlier, of the Borrower becoming aware of the failure to comply.

18.3 Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any respect considered by the Lender to be material when made or deemed to be made.

18.4 Cross Default

(a) Any Financial Indebtedness of any Obligor is not paid when due (if no grace period is given) nor within any originally applicable grace period.

(b) Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default (however described).

(d) Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

18.5 Insolvency

(a) Any Obligor is or is presumed or deemed to be unable or admits inability to pay its or his debts as they fall due, suspends making payments on any of its or his debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its or his creditors with a view to rescheduling any of its or his indebtedness.

(b) The value of the assets of any Obligor (being a corporate body) is less than its liabilities (taking into account contingent and prospective liabilities).

(c) A moratorium is declared in respect of any indebtedness of any Obligor.

18.6 Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(b) a composition, assignment or arrangement with any creditor of any Obligor;

(c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any of its or his assets; or

(d) enforcement of any Security Interest over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

18.7 Creditors' Process

Save and except the Rulings, any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor is not discharged within 7 days.

18.8 Consents

Any Authorisation of any Governmental Agency required by any Obligor to authorise or required by that Obligor in connection with the execution, delivery, performance, validity, enforceability or admissibility in evidence of any of the Finance Documents is modified in a manner unacceptable to the Lender or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect.

18.9 Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its or his obligations under the Finance Documents to which it or he is a party or any of the obligations of an Obligor under the Finance Documents to which it or he is a party is not or ceases to be or is claimed by it or him not to be legal, valid and binding or in full force and effect.

18.10 Invalidity

The Security Interest created by any Security Document or the priority and ranking of the Security Interest expressed in any Security Document ceases to be legal, valid and effective.

18.11 Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

18.12 Title of the Vessel

The Vessel or the property therein or title thereto for any reason is not owned by, delivered, to or does not pass to or otherwise become vested in the Borrower or, at any time thereafter, ceases to be vested in the Borrower.

18.13 Material Adverse Change

There occurs, in the reasonable opinion of the Lender, a change in the financial or business condition or operating or trading position of an Obligor or in respect of the Vessel or any other event occurs or circumstance arises which might have a Material Adverse Effect.

18.14 Environmental Incidents

The Borrower or the Manager is involved in any incident in respect of the Vessel involving the non-compliance with any national or international or other conventions, laws, rules and regulations relating to environmental matters, including discharges of oil, petroleum, petroleum distillates and other substances, if such incident could in the opinion of the Lender reasonably be expected to have a Material Adverse Effect and in respect of any such non-compliance which in the opinion of the Lender is capable of remedy such action as the Lender may reasonably require shall not have been taken within 90 days of the Lender notifying the Borrower of such required action.

18.15 Environmental Compliance

The Borrower or the Manager fails to comply with any national and international conventions, laws and the rules and regulations thereunder, including without limitation the United States Oil Pollution Act of 1990 (including, without limitation, the manning requirements and the requirements relating to the establishment of financial responsibility), the United States Comprehensive Environmental Responses Compensation and Liability Act, other United States federal and state laws, and international conventions, laws, rules and regulations relating to environmental matters, including discharges of oil, petroleum, petroleum products and distillates, chemicals, pollutions and other substances if such failure, in the reasonable opinion of the Lender, could reasonably be expected to have a Material Adverse Effect and in respect of any such non-compliance which in the opinion of the Lender is capable of remedy such action as the Lender may reasonably require shall not have been taken within 14 days of the Lender notifying the Borrower of such required action and such incident has not been remedied within 14 days from such notification.

18.16 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Lender may, by notice to the Borrower:

(a) cancel or suspend the Facility whereupon it shall immediately be cancelled or suspended; and/or

(b) declare that all or part of the Loan, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender; and/or

(d) take any action, exercise any other right or pursue any other remedy conferred upon the Lender by any Finance Document or by applicable law or regulation or otherwise as a consequence of such Event of Default.

19. CHANGES TO THE PARTIES

19.1 Assignments and transfers by the Lender

The Lender may:

(a) assign any of its rights; or

(b) transfer by novation any of its rights and obligations,

under any Finance Document to any person. The Borrower undertakes to execute or to procure that each other Obligor will execute all documents the Lender may reasonably require to give effect to an assignment or transfer.

19.2 No assignment or transfer by the Obligors

No Obligor may assign or transfer all or any of its rights, obligations or benefits under this Agreement or any other Finance Documents.

19.3 Disclosure of Information

The Lender may disclose on a confidential basis to:

(a) any of its Affiliates;

(b) its head office and any other branch;

(c) any person to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(d) any person with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

(e) any debt collection agency, credit reference agency, contractor or other third party service provider which provides services of any kind to the Lender in connection with the operation of its business, which is under a duty of confidentiality; or

(f) any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as the Lender shall consider appropriate. The Lender may also disclose the size and term of the Facility and the name of each of the Obligors to any investor or potential investor in a securitization (or similar transaction of broadly equivalent economic effect) of the Lender's rights or obligations under any Finance Document.

20. CONDUCT OF BUSINESS BY THE LENDER

No provision of this Agreement will:

(a) interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

21. PAYMENT MECHANICS

21.1 Payments to the Lender

(a) On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lender (unless otherwise indicated in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account with such bank or in such other manner as the Lender may specify.

21.2 Distributions to an Obligor

The Lender may (with the consent of the Obligor or in accordance with Clause 22 (*Set-Off*)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

21.3 Clawback

(a) Where a sum is to be paid to the Lender under the Finance Documents for another Party, the Lender is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has established to its satisfaction that it has actually received that sum.

(b) If the Lender pays an amount to another Party and it proves to be the case that the Lender had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Lender shall on demand refund the same to the Lender together with interest on that amount from the date of payment to the date of receipt by the Lender, calculated by the Lender to reflect its cost of funds.

21.4 Partial Payments

(a) If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i) **first**, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under the Finance Documents;

(ii) **secondly**, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under this Agreement;

(iii) **thirdly**, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv) **fourthly**, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) Paragraph (a) above will override any appropriation made by an Obligor.

21.5 No Set-Off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without set-off or counter-claim and free and clear of and without withholding or any deduction for any and all present or future taxes, duties, or other charges.

21.6 Business Days

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

21.7 Currency of Account

(a) Subject to paragraphs (b) and (c) below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c) Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

21.8 Disclosure and Use of Information

The Borrower agrees that upon the Lender effecting a remittance at the Borrower 's request, the Lender may disclose the Borrower's relevant information (including, without limitation, the Borrower's name, account number, address/registered office, date of establishment, business registration certificate/ company number etc. if applicable) to, and that the same may be used and retained by, the receiving bank (whether within or outside Hong Kong).

22. SET-OFF

The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

23. NOTICES

23.1 Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Borrower or the Shareholder:

Address: 南京市鼓楼区石头城6号文化产业园9号楼

Fax No.: 025-68581919

Attention: Gao Qiongying (高琼英)

(b) in the case of the Lender:

Address: Suite 501, Bank of America Tower,
12 Harcourt Road, Central, Hong Kong

Fax No.: (852) 2522 2715

Attention: Liu Fu Kang, Andrew

or any substitute address or fax number or department or officer or person as a Party may notify to the other Parties from time to time.

23.3 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i) if by way of fax, when received in legible form and with confirmed fax report; or

(ii) if by way of letter, when it has been left at the relevant address or 3 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer or person is specified as part of its address details provided under Clause 23.2 (*Addresses*), where addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and only if it is expressly marked for the attention of the department or officer specified in paragraph (b) of Clause 23.2 (*Addresses*) (or any substitute department or officer as the Lender shall specify for this purpose).

(c) All notices from or to an Obligor shall be sent through the Lender.

(d) Any communication or document made or delivered to the Borrower in accordance with this Clause 23 will be deemed to have been made or delivered to each of the other Obligors.

23.4 English Language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

(i) in English; or

(ii) if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

24. CALCULATIONS AND CERTIFICATES

24.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts or records maintained by the Lender are *prima facie* evidence of the matters to which they relate.

24.2 Certificates and Determinations

(a) Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(b) Any determination as to whether any event, situation, circumstance or matter is "material", "satisfactory", "reasonable" or "necessary" or having a "Material Adverse Effect" shall be made by the Lender whose determination shall be conclusive and binding on all the Obligors.

24.3 Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

25. PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

26. REMEDIES WAIVERS AND AMENDMENTS

Save as may be expressly otherwise provided herein or in the other Finance Documents, time is of the essence of this Agreement and the other Finance Documents but no failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. This Agreement and the Security Documents shall not be amended unless the Borrower, the Lender and the relevant Obligors thereto so agree in writing.

27. COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

28. GOVERNING LAW

This Agreement is governed by English law.

29. ENFORCEMENT

29.1 Jurisdiction of Hong Kong Courts

(a) The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "**Dispute**").

(b) The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 29.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date first above written.

SCHEDULE 1
CONDITIONS PRECEDENT

Documents to be delivered on or before the date of the Drawdown Notice

(a) This Agreement and all the Security Documents duly executed by all parties thereto (and all documents to be delivered as required thereunder).

(b) In relation to the Borrower:

(i) A copy of its Certificate of Incorporation and Memorandum and Articles of Association.

(ii) A copy of a written resolution of each of its sole director and sole shareholder:

(01) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving the execution of the Finance Documents to which it is a party (if applicable);

(02) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(03) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including the Drawdown Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(iii) A specimen of the signature of each person authorised by the resolution referred to in (ii) above.

(iv) A certificate from its director (i) confirming that borrowing and providing security for the Facility would not cause any borrowing or similar limit binding on the Borrower to be exceeded and (ii) certifying that each copy document relating to it specified in (i) to (iii) above is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(c) In relation to the Vessel:

(i) copy of the Navigation Patente; and

(ii) documentary evidence that there is no lien, charge or other Security Interest of any kind whatsoever on the Vessel, her earnings or insurance.

(d) A legal opinion of Arias B. & Associates as legal advisers of the Republic of Panama to the Lender.

(e) Evidence that the Mortgage has been preliminarily registered against the Vessel at the Public Registry office of the Republic of Panama.

(f) Evidence that the Vessel:

(i) is registered in the name of the Borrower as a Panamanian ship under the laws and flag of Panama; and

(ii) is free from Security Interests and that all taxes, fees, duties and charges and all annual, tonnage and other taxes, fees and duties, including registration fees, payable to the relevant governmental authorities and agencies with respect to the Borrower and the Vessel respectively, have been paid in full.

SCHEDULE 2

NOTICES

Drawdown Notice

From: HK Huajinyuan Shipping Co., Limited

To: Andrew Liu & Company Limited

Dated:

Dear Sirs

US$3,500,000 Loan Agreement dated (the "Loan Agreement")

1. We refer to the Loan Agreement. This is a Drawdown Notice. Terms defined in the Loan Agreement shall have the same meaning in this Drawdown Notice.

2. We wish to borrow the Loan on the following terms:

Proposed Drawdown Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Amount:	US$[ ]

3. We confirm that each condition specified in Clause 4.2 (*Further Conditions*) is satisfied on the date of this Drawdown Notice.

4. The proceeds of the Loan should be credited to the Borrower's account, account no. [ ]).

5. This Drawdown Notice is irrevocable.

Yours faithfully

....
authorised signatory for
HK Huajinyuan Shipping Co., Limited

SIGNATURE PAGE

THE BORROWER

SIGNED by **GAO QIONGYING**)
)
for and on behalf of)
HK HUAJINYUAN SHIPPING CO., LIMITED)

THE SHAREHOLDER

SIGNED SEALED AND DELIVERED by)
GAO QIONGYING)
)
)

THE LENDER

SIGNED by LIU, John Shou Kang)
)
for and on behalf of)
ANDREW LIU & COMPANY LIMITED)